UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2004

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices) (Zip Code)

(203) 929-8810

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

Easics N.V.

During the third quarter of 2004, TranSwitch Corporation (the “Company”) began the process of exploring alternatives to disengage from Easics N.V. (“Easics”), a wholly owned research and development subsidiary in Belgium. On November 16, 2004, the Company finalized such plans, which will result in the dismissal of approximately 24 employees.

As a result of this action, the Company estimates that it will incur restructuring charges, in the range of $2.5 million to $3.0 million, at current exchange rates, primarily composed of severance costs as well as asset disposal, lease termination and professional costs. These restructuring charges are expected to be incurred in the fourth quarter of 2004. As a result of this action, the Company expects to realize annual operating savings of approximately $2.75 to $3.0 million.

Forward Looking Statements

Forward-looking statements in this report, including statements regarding restructuring charges and future operating savings, are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that these forward-looking statements involve risks and uncertainties, including risks detailed in the Company’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently expected or anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

November 18, 2004

By: /s/ Peter J. Tallian

Name: Peter J. Tallian

Title:   Senior Vice President, Chief

            Financial Officer and Treasurer